Exhibit 10.7

CentralBank
  and Trust CO

PROMISSORY NOTE

Principal $4,000,000.00	Loan Date 10/21/2016	Maturity 10/21/2017	Loan No. 4025635	Call / Coll	Account 464285184	Officer SDR	Initials
References in the boxes above are for Lender's use only and not limit the applicability of this document to any particular loan or item.
Any item above containing **** has been omitted due to text length limitation.

Borrower:	INTEGRITY CAPITAL INCOME FUND, INC. 13540 MEADOWGRASS DR. STE. 100 COLORADO SPRINGS, CO 80921-3006	Lender:	CENTRAL BANK AND TRUST CO CENTRAL PLAZA EAST 700 EAST 30TH AVE P. O. BOX 1366 HUTCHINSON, KS 67504-1366

Principal Amount: $4,000,000.00			Date of Note: October 21, 2016

PROMISE TO PAY. INTEGRITY CAPITAL INCOME FUND, INC. ("Borrower") promises to pay to CENTRAL BANK AND TRUST CO ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Million & 00/100 Dollars ($4,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 4.850%.  Interest shall be calculated from the date of each advance until repayment of each advance. The interest rate may change under the  terms and  conditions  of  the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on October 21, 2017. In addition, Borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date, beginning January 21, 2017, with all subsequent interest payments to be due on the same day of each quarter after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD.  Interest on this Note is computed on a  365/360 basis; that is, by applying the ratio of the interest rate  over a year of  360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this  Note is computed using this method.  This calculation method results in a  higher effective interest rate than the numeric interest rate stated in this Note.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full" "without recourse", or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment Instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: CENTRAI. BANK AND TRUST CO, 700 EAST 30TH AVE, PO BOX 1366 HUTCHINSON, KS   67504-1366.

LATE CHARGE. If a payment is 16 days or more late. Borrower will be charged 0.750% of the unpaid portion of the regularly scheduled payment or $25.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower falls to make any payment when due under this Note.

Other Defaults.   Borrower falls to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or  a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any guarantor, endorser, surety or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the Indebtedness evidenced by this Note.

Change in Ownership.  Any change in ownership of twenty-five percent (25%} or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

CHANGE IN OWNERSHIP.
"Change in Ownership" as stated under the DEFAULT section of this Promissory Note IS NOT APPLICABLE.

PURPOSE OF LOAN. Provide Operating Revolving Line of Credit for fund..

ADDITIONAL TERMS. As Per Business Loan Agreement dated 10-21-2015

LENDER'S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

EXPENSES. If Lender institutes any suit or action to enforce any of the terms of this Note, Lender shall be entitled to recover Lender's reasonable expenses that Lender incurs on realizing on the Collateral.  Whether or not any court action is involved, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the the enforcement of its rights shall become a part of the loan payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid.  Expanses covered by this paragraph include, without limitation, Lender's legal expenses whether or not there is a lawsuit, including expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, and any court costs and collection agency fees.

Loan No: 4025635	PROMISSORY NOTE (Continued)	Page 2

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Kansas without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Kansas.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of RENO County.  State of Kansas.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right or setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

COLLATERAL.  Borrower acknowledges this Note is secured by
Commercial Security Agreement dated 10-21-2015

LINE OF CREDIT. This Note evidences a revolving line of credit.  Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person.  Lender may, but need not, require that all oral requests be confirmed in writing.  Borrower agrees to be liable for a sums either:   (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with the Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including dally computer print-outs.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES.  Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting  agency.  Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: CENTRAL BANK AND TRUST CO, 700 EAST 30TH AVE, P.0. BOX 1366 HUTCHINSON, KS 67504-1366.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fall to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Borrower's Initials
NO ORAL AGREEMENTS. This written agreement is the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any prior oral agreement or of a contemporaneous oral agreement between Lender and Borrower.

_RBR WRF	Borrower's Initials	NONSTANDARD TERMS. The following space contains all nonstandard terms, including all previous agreements, if any between Lender and Borrower:
Lender's Initials
SR		By initialing the boxes to the left, Lender and Borrower affirm that no unwritten oral agreement exists between them.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.   BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

INTEGRITY CAPITAL INCOME FUND, INC.

By:	/s/ RANDALL B. RUSH	By:	/s/ WENDY R. FISHER
	RANDALL B. RUSH, Treasurer & Chief Financial Officer of INTEGRITY CAPITAL INCOME FUND, INC.		WENDY R. FISHER, Secretary & Chief Operating Officer of INTEGRITY CAPITAL INCOME FUND, INC.

LENDER:

CENTRAL BANK AND TRUST CO

X	/s/ STEVEN D. REMPEL
STEVEN D. REMPEL, Senior Vice President

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal $4,000,000.00	Loan Date 10-21-2016	Maturity 10/21/2017	Loan No. 4025635	Call / Coll	Account 464285184	Officer SDR	Initials
References in the boxes above are for Lender's use only and not limit the applicability of this document to any particular loan or item.
Any item above containing **** has been omitted due to text length limitation.

Borrower:	INTEGRITY CAPITAL INCOME FUND, INC. 13540 MEADOWGRASS DR. STE. 100 COLORADO SPRINGS, CO 80921-3006	Lender:	CENTRAL BANK AND TRUST CO CENTRAL PLAZA EAST 700 EAST 30TH AVE P. O. BOX 1366 HUTCHINSON, KS 67504-1366

LOAN TYPE.  This a Fixed Rate (4.850%) Nondisclosable Revolving Line of Credit Loan to a Corporation  for $4,000,000.00 due on October 21, 2016.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is

☐  Personal, Family, or Household Purposes or Personal Investment.

☒  Business (Including Real Estate Investment).

SPECIFIC PURPOSE.  The specific purpose of this Loan is:  Provide Operating Revolving Line of Credit for fund.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no Loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied.   Please disburse the loan proceeds of $4,000,000.00 as follows:

Undisbursed Funds:	$4,000,000.00
Note Principal:	$4,000,000.00

FINANCIAL CONDITION.  BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION 1S DATED OCTOBER 21, 2016.

BORROWER:

INTEGRITY CAPITAL INCOME FUND, INC.

By:	/s/ RANDALL B. RUSH	By:	/s/ WENDY R. FISHER
	RANDALL B. RUSH, Treasurer & Chief Financial Officer of INTEGRITY CAPITAL INCOME FUND, INC.		WENDY R. FISHER, Secretary & Chief Operating Officer of INTEGRITY CAPITAL INCOME FUND, INC.